Exhibit 99.1

中国江苏省无锡市滨湖区旭天科技园 36 号 5 楼

5F, Building 36, Xutian Tec-Park, Binhu District, Wuxi, Jiangsu, P.R.China.

电话/Tel: (0510) 8355 3777 传真/Fax: (0510) 8355 3777

To:

Mingteng International Corporation Inc.

Green Village, Luoshe Town,

Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China

Date: November 7, 2023

Re: Legal Opinion Regarding Certain PRC Law Matter

Dear Sirs or Madams,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, and for the purpose of this Opinion only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan, and are qualified to issue this Legal Opinion on the laws and regulations of the PRC effective as of the date hereof (the “Opinion”).

We are acting as PRC legal counsel for Mingteng International Corporation Inc. (the “Company”), solely in connection with (i) the Company’s registration statement on Form F-1, including all documents or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, relating to the initial public offering (the “Offering”) by the Company of a certain number of the Company’s ordinary shares, and (ii) the Company’s proposed listing of its ordinary shares on the Nasdaq Capital Market.

A. Documents and Assumptions

In rendering this Opinion, we have examined the originals or copies of the documents as we have considered necessary or advisable purpose of rendering this Opinion. Where certain facts were not independently established by us, we have relied upon certificates or statements issued or made by relevant government authorities in the PRC and appropriate representatives of the Company (the “Documents”). In giving this Opinion, we have made the following assumptions:

(a) that any document submitted to us remains in full force and effect up to the date of this Opinion and has not been amended, varied, canceled or superseded by any other document after they were submitted to us for the purpose of this Opinion;

中国江苏省无锡市滨湖区旭天科技园36号5楼

5F, Building 36, Xutian Tec-Park, Binhu District, Wuxi, Jiangsu, P.R.China.

电话/Tel: (0510) 8355 3777 传真/Fax: (0510) 8355 3777

(b) that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to their originals;

(c) that all documents submitted to us have been duly and validly authorized, executed and delivered by all of the parties thereto other than the Company and such parties to the documents have full legal right, power and authority to enter into, and have duly executed and delivered such documents;

(d) that the signatures, seals and chops on the documents submitted to us are genuine;

(e) that all the relevant information and materials have been provided to us by the Company to the extent true, accurate, complete and not misleading, and that the Company has not withheld anything that, if disclosed to us, would reasonably cause us to alter this Opinion in whole or in part;

(f) that any consents, licenses, certificates, filings, permits, approvals, waivers, exemptions, authorizations and other official statement or documentation were obtained from competent PRC Authorities by lawful means; and

(g) that all documents submitted to us are legal, valid, binding and enforceable under all such laws as govern or relate to them, other than PRC laws.

B. Definition

In addition to the terms defined in the context of this Opinion, the following capitalized terms used in this Opinion shall have the meanings ascribed to them as follows.

Government Agency	means any national, provincial or local government, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC.

Governmental Authorizations

means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Government

Agency pursuant to any PRC Laws.

M&A Rules	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

中国江苏省无锡市滨湖区旭天科技园36号5楼

5F, Building 36, Xutian Tec-Park, Binhu District, Wuxi, Jiangsu, P.R.China.

电话/Tel: (0510) 8355 3777 传真/Fax: (0510) 8355 3777

PRC Laws	means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and supreme court judicial interpretations in the PRC currently in effect and publicly available on the date of this Opinion.

PRC Group Companies	Refers to Ningteng WFOE (as defined below), and its subsidiaries listed in the Registration Statement.

Prospectus	Refers to the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

Registration Statement	Refers to the registration statement on Form F-1, File No. 333-270953, including all amendments or supplements thereto, under the United States Securities Act of 1933, as amended, filed with the United States Securities and Exchange Commission (the “SEC”) relating to the offering by the Company.

Mingteng HK	Refers to Mingteng International Hong Kong Group Limited, a limited liability company organized under the laws of Hong Kong, which is wholly-owned by the Company.

Ningteng WFOE	Refers to Wuxi Ningteng Intelligent Manufacturing Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Mingteng HK.

Wuxi Mingteng Mould	Refers to Wuxi Mingteng Mould Technology Co., Ltd., a limited liability company organized under the laws of PRC, which is wholly-owned by Ningteng WFOE.

C. Opinion

Based on the foregoing and subject to the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

(a) Corporate Structure

Each of the PRC Group Companies has been duly incorporated and is validly existing under applicable PRC laws. The descriptions of the corporate structure of the PRC Group Companies as set forth in the Registration Statement under the captions “Prospectus Summary-Corporate Structure,” “Management Discussion and Analysis of Financial Condition and Result of Operations-Our Organization,” and “Business-Corporate Structure” are true and accurate in all material respects, and correctly set forth therein, and nothing has been omitted from such description which would make it misleading in any material respect.

中国江苏省无锡市滨湖区旭天科技园36号5楼

5F, Building 36, Xutian Tec-Park, Binhu District, Wuxi, Jiangsu, P.R.China.

电话/Tel: (0510) 8355 3777 传真/Fax: (0510) 8355 3777

(b) M&A Rules

The M&A Rules, among other things, purport to require an offshore special purpose vehicle controlled directly or indirectly by PRC companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests held by such PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, the CSRC has not issued any definitive rules or interpretations concerning whether offerings such as the Offering are subject to the CSRC approval procedures under the M&A Rules. Based on our understanding of the PRC Laws (including the M&A Rules), a prior approval from the CSRC is not required for the Offering because (i) Except as disclosed in the Prospectus, the CSRC currently has not issued any effective definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; and (ii) we established Wuxi Mingteng Mould by means of direct investment rather than by merger with or acquisition of PRC domestic companies.

However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

(c) Trial Measures

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. Under the Trial Measures, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures.

Since the Trial Measures have come into effect, under the currently effective PRC laws and regulations, the Company is required to make filings with the CSRC and should complete the filing before its listing on the Nasdaq. On September 25, 2023, the Company received approval from the CSRC under the Trial Measures. Except for the completion of filing, no relevant PRC laws or regulations in effect require that the Company obtains permission from any PRC authorities to issue securities to foreign investors, and the Company has not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the Cyberspace Administration of China, or any other PRC authorities that have jurisdiction over its operations.

中国江苏省无锡市滨湖区旭天科技园36号5楼

5F, Building 36, Xutian Tec-Park, Binhu District, Wuxi, Jiangsu, P.R.China.

电话/Tel: (0510) 8355 3777 传真/Fax: (0510) 8355 3777

(d) Taxation

The statements set forth in the Registration Statement under the heading “Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares-People’s Republic of China Taxation,” to the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, subject to the qualifications therein, constitute our opinion on such matters.

(e) Foreign Exchange Registration

Pursuant to regulations on foreign exchange control, prior to making any contribution in a special purpose vehicle by a Chinese resident using its legitimate assets or interests in China or overseas, the Chinese resident shall apply to the local branches of the State Administration of Foreign Exchange for completion of foreign exchange registration formalities for overseas investment. As of the date of this Opinion, all of the Company’s shareholders, who are Chinese residents, have completed Circular 37 Registration with the qualified banks as required by the regulations.

(f) Legal Proceedings

As of the date of this prospectus, the Company is not involved in any legal or administrative litigation that may have a material adverse effect on the Company’s business, balance sheet, operating performance, and cash flow.

(g) Enforceability of Civil Procedures

The recognition and enforcement of foreign judgments are primarily provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on the principle of reciprocity between jurisdictions. The PRC does not have any treaties or other forms of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments as of the date hereof. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of the PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(h) Statements in the Prospectus

The statements in the Registration Statement on the cover page and under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Business,” “Regulations,” “Management Discussion and Analysis of Financial Condition and Result of Operations,” “Related Party Transactions,” “Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares,” “Enforceability of Civil Liabilities,” and “Legal Matters,” in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material aspects, and are fairly disclosed and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material aspects.

中国江苏省无锡市滨湖区旭天科技园36号5楼

5F, Building 36, Xutian Tec-Park, Binhu District, Wuxi, Jiangsu, P.R.China.

电话/Tel: (0510) 8355 3777 传真/Fax: (0510) 8355 3777

D. Qualifications

Our opinions expressed above are subject to the following qualifications:

(a) Our opinions are limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

(b) PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended, or revoked in the future with or without retrospective effect.

(c) Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(d) This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation, and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect, and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is consistent with our opinion stated above.

(e) The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company, the PRC Companies, and Governmental Agencies.

中国江苏省无锡市滨湖区旭天科技园36号5楼

5F, Building 36, Xutian Tec-Park, Binhu District, Wuxi, Jiangsu, P.R.China.

电话/Tel: (0510) 8355 3777 传真/Fax: (0510) 8355 3777

(f) This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole, and no part shall be extracted and referred to independently. This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

This opinion is given in our capacity as the PRC legal counsel for the Company for the benefit of the addressee hereof for the purpose of the Registration Statement in connection with this Offering.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement.

Yours faithfully,

/s/ Jiangsu Junjin Law Firm
Jiangsu Junjin Law Firm